Exhibit 10.4

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

by and among

UNIQUE-CHARDAN, INC.

(“Buyer”),

UNIQUE FABRICATING INCORPORATED (“Unique”),

CHARDAN, CORP.

(“Seller”),

and

DANIEL M. JOHNS

(The Sole Stockholder of Chardan Corp.)

Dated February ___, 2014

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated February ___, 2014 (the “Effective Date”), is entered into by and amongst Unique-Chardan, Inc., a Delaware corporation (“Buyer”), Unique Fabricating Incorporated, a Delaware corporation (“Unique”), Chardan, Corp., an Ohio corporation (“Seller”), and Daniel M. Johns (“Stockholder”).

RECITALS:

WHEREAS, Seller is engaged in the business of manufacturing die cut and custom molded cellular products (the “Business”) at that certain real property commonly known as 705 South Union Street, Bryan, Ohio 43506 and having Williams County, Ohio parcel number 063-210-02-018 (the “Real Property”); and

WHEREAS, Stockholder owns one hundred percent (100%) of the outstanding capital stock of Seller; and

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase from Seller, substantially all the operating assets of Seller, subject to the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are incorporated herein by reference and as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1           Purchase and Sale of Assets. Subject to the terms and conditions set forth herein (including Section 1.2 below), at the Closing (as defined in Section 1.2 below) Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of Seller’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, wherever located, which are owned by Seller, including, without limitation, the assets, properties and rights set forth on Schedule 1.1 attached hereto (collectively, the “Purchased Assets”), except for the Excluded Assets (as defined in Section 1.2 below), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Section 1.2           Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the assets set forth on Schedule 1.2 attached hereto (the “Excluded Assets”).

Section 1.3           Assumption of Liabilities; Excluded Liabilities. Subject to the terms and conditions set forth herein, at the Closing Buyer shall assume only the following liabilities of Seller (the “Assumed Liabilities”): (a) all Current Liabilities (as defined in Section 1.5 below) of a fixed amount on the Closing Working Capital Statement (as defined in Section 1.5 below); and (b) Seller’s obligations incurred under the Assigned Contracts (as defined in Section 3.12 below), in each case to the extent such obligations referred to in this clause (b) are by the terms of any such contract required to be performed or paid after the Effective Date and do not arise out of or in connection with any pre-Closing breach thereof. Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created (such other liabilities and/or obligations, “Excluded Liabilities”). For the avoidance of doubt, “Excluded Liabilities” includes, without limitation, any liability and/or obligation to the extent that it relates to or is alleged to relate to (i) any environmental, health or safety matter or condition existing on or before the Effective Date with respect to Seller, the Business, the Purchased Assets or the Real Property, including any liability and/or obligation relating to any Environmental Law (as defined in Section 3.17 below), including, but not limited to, any Environmental Claim (as defined in Section 3.17 below) arising out of conditions at the Real Property, which conditions are present prior to the Closing but first disclosed or identified in environmental reports prepared after the Closing (but no later than six (6) months after the Closing), (ii) any products previously sold or sold as of the Effective Date, and/or services previously provided or provided as of the Effective Date, by or on behalf of Seller, (iii) any pre-Closing obligations of Seller to employees, including any accrued vacation or sick pay or paid leave or time off from work, (iv) any taxes of Seller, and (v) any events, conditions, circumstances or periods that occurred or existed on or prior to the Closing.

Section 1.4           Purchase Price. The aggregate consideration for the Purchased Assets (the “Purchase Price”) shall be:

(a)           $2,700,000, which shall consist of: (i) $2,200,000 in cash (the “Cash Consideration”); and (ii) a promissory note payable to Seller in the principal amount of $500,000 in form and substance satisfactory to Buyer and Seller (the “Promissory Note”), each of which shall be delivered by Buyer to Seller at the Closing in accordance with Section 2.2(b) below, plus or minus the Post-Closing Adjustment (as defined in Section 1.5(a) below), which shall be delivered to Buyer or Seller, as applicable, following the Closing in accordance with Section 1.5 below; plus

(b)           the assumption of the Assumed Liabilities by the execution and delivery of a bill of sale and assignment and assumption agreement in form and substance mutually satisfactory to Buyer and Seller (the “Bill of Sale and Assignment and Assumption Agreement”), which shall be delivered by Buyer to Seller at the Closing in accordance with Section 2.2(b) below.

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Section 1.5           Purchase Price Adjustment.

(a)          Post-Closing Adjustment. Within ninety (90) days after the Effective Date, Buyer shall prepare and deliver to Seller a statement setting forth its calculation of Closing Working Capital (as defined below) (the “Closing Working Capital Statement”). The Closing Working Capital Statement shall be prepared in accordance with the accounting principles set forth on Schedule 1. 5 attached hereto. The “Post-Closing Adjustment” shall be an amount equal to the Closing Working Capital minus the Target Working Capital (as defined below). If the Post-Closing Adjustment is a positive number, Buyer shall promptly pay to Seller an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, Seller shall promptly pay to Buyer an amount equal to the Post-Closing Adjustment. Any payments made pursuant to this Section 1.5(a) shall be treated as an adjustment to the Purchase Price by the parties for tax purposes, unless otherwise required by law.

(b)          Certain Definitions. As used herein:

(i)          “Closing Working Capital” means Working Capital as of the point in time immediately prior to the Closing.

(ii)         “Current Assets” means only the following categories of Seller’s current assets: (A) cash and cash equivalents; (B) Accounts Receivable (as defined in Section 3.13 below), but only to the extent such Accounts Receivable conform to the representations and warranties set forth in Section 3.13 below; (C) Inventory (as defined in Section 3.10 below), but only to the extent such Inventory conforms to the representations and warranties set forth in Section 3.10 below; and (D) prepaid expenses.

(iii)        “Current Liabilities” means only the following categories of Seller’s current liabilities: (A) accounts payable; (B) accrued expenses; and (C) uncleared checks outstanding.

(iv)        “Target Working Capital” means $577,501.

(v)         “Working Capital” means: (A) the Current Assets, minus (b) the Current Liabilities.

(c)          Examination. After receipt of the Closing Working Capital Statement, Seller shall have thirty (30) days (the “Review Period”) to review the Closing Working Capital Statement. On or prior to the last day of the Review Period, Seller may object to the Closing Working Capital Statement by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by Seller. If Seller delivers the Statement of Objections before the expiration of the Review Period, Buyer and Seller shall negotiate in good faith to resolve such objections within thirty (30) days after the delivery of the Statement of Objections (the “Resolution Period”) and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Buyer and Seller shall be final and binding.

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(d)          Resolution of Disputes. If Seller and Buyer fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (the “Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of Crowe Horwath or, if Crowe Horwath is unable to serve, Buyer and Seller shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than Seller’s accountants or Buyer’s accountants (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively. The Independent Accountants shall make a determination as soon as practicable within thirty (30) days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto. The fees, charges and expenses of the Independent Accountants shall be paid: (i) one-half by Seller; and (ii) one-half by Buyer.

Section 1.6           Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Schedule 1.6 attached hereto. Buyer and Seller shall file all Tax Returns (as defined in Section 3.19 below) (including amended returns and claims for refund) and information reports in a manner consistent with such allocation. To the extent that disclosures of such allocation are required to be made by the parties to the Internal Revenue Service under the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended, or any regulations thereunder, each party shall disclose such reports to the other party prior to filing them with the Internal Revenue Service.

Section 1.7           Third Party Consents. To the extent that Seller’s rights under any Contract (as defined in Section 3.12(a) below) or Permit (as defined in Section 3.16 below) constituting a Purchased Asset, or any other Purchased Asset, may not be assigned to Buyer without the consent of another person or entity (including governmental authorities) which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Purchased Asset, shall act after the Closing as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Purchased Asset, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

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ARTICLE II

CLOSING

Section 2.1           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Effective Date at the offices of Eastman & Smith Ltd., One SeaGate, 24th Floor, Toledo, Ohio 43604. All proceedings to be taken and all documents required to be executed and delivered at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Effective Date.

Section 2.2           Closing Deliverables.

(a)          At the Closing, Seller shall deliver to Buyer the following:

(i)          the Bill of Sale and Assignment and Assumption Agreement duly executed by Seller, transferring the Purchased Assets to Buyer and effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(ii)         assignments, in form and substance mutually satisfactory to Buyer and Seller (the “Intellectual Property Assignments”), duly executed by Seller, transferring all of Seller’s right, title and interest in and to the trademark registrations and applications, patents and patent applications, copyright registrations and applications and domain name registrations included in the Purchased IP (as defined in Section 3.11 below), if any, to Buyer;

(iii)        a non-competition and non-solicitation agreement, in form and substance mutually satisfactory to Buyer and Seller (the “Non-Competition Agreement”), duly executed by Seller and Stockholder;

(iv)        a lease agreement, in form and substance mutually satisfactory to Buyer and Seller (the “Real Property Lease”), duly executed by Chardan Properties, LLC, an Ohio limited liability company and affiliate of Seller, leasing the Real Property, together with all buildings, fixtures, structures and improvements situated thereon and all easements, rights-of-way and other rights and privileges appurtenant thereto;

(v)         a consulting agreement, in form and substance mutually satisfactory to Buyer and DJM Consulting, LLC (the “Consulting Agreement”), duly executed by DJM Consulting, LLC, governing the post-Closing consulting relationship between Buyer and DJM Consulting, LLC;

(vi)        copies of all consents, approvals, waivers and authorizations referred to in Section 3.3 below;

(vii)       a certificate of the Secretary of Seller certifying as to: (A) the resolutions of the board of directors and sole stockholder of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder; and

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(viii)      such other customary instruments of transfer, assumption, filings or documents, in form and substance mutually satisfactory to Buyer and Seller, as may be required to give effect to this Agreement.

(b)          At the Closing, Buyer shall deliver to Seller the following:

(i)          the Cash Consideration, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Schedule 2.2(b)(i) attached hereto;

(ii)         the Promissory Note, duly executed by Buyer;

(iii)        the Bill of Sale and Assignment and Assumption Agreement, duly executed by Buyer;

(iv)        the Non-Competition Agreement, duly executed by Buyer;

(v)         the Real Property Lease, duly executed by Buyer;

(vi)        the Consulting Agreement, duly executed by Buyer; and

(vii)       a certificate of the Secretary of Buyer certifying as to: (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDER

Seller and Stockholder, jointly and severally, represent and warrant to Buyer and Unique that the statements contained in this Article III are true and correct as of the Effective Date. For purposes of this Article III, “Seller’s knowledge” and any similar phrases shall mean the actual knowledge of Stockholder or John Oxender or the constructive knowledge of all facts, circumstances, conditions, and events that, after reasonable diligence in connection with the sale of the Purchased Assets, should have been known by Stockholder or John Oxender.

Section 3.1           Organization and Authority of Seller; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Seller and Stockholder have full corporate or individual, as the case may be, power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its or his, as the case may be, obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller and Stockholder, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller and Stockholder, enforceable against Seller and Stockholder in accordance with their respective terms.

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Section 3.2           Capitalization. All the authorized, issued and outstanding capital stock and other equity securities or voting rights of any kind or nature (including, without limitation, subscriptions, options, warrants, phantom stock rights and other rights of any kind entitling any person or entity to acquire or otherwise receive from Seller any equity interest) of Seller are held, beneficially and of record, by Stockholder. All issued and outstanding shares of capital stock of Seller are fully paid and nonassessable and were sold in accordance with applicable laws. There are no capital stocks or other equity interests of Seller held in treasury.

Section 3.3           No Conflicts; Consents. The execution, delivery and performance by Seller and Stockholder of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of incorporation, code of regulations or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, Stockholder, the Business or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any Contract (as defined in Section 3.12(a) below) or other instrument to which Seller or Stockholder is a party, by which Seller, Stockholder or the Business is bound or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller or Stockholder from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller and Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.4           Financial Statements. Complete copies of the internally prepared financial statements consisting of the balance sheet and income statement of the Business as at December 31 in each of the years 2010, 2011 and 2012 (the “Internal Financial Statements”), and the internally prepared financial statements consisting of the balance sheet and income statement of the Business as at December 31, 2013 (the “Internal Interim Financial Statements” and together with the Financial Statements, the “Financial Statements”) have been delivered to Buyer. The Financial Statements have been prepared subject to normal and recurring year end adjustments, are consistent with past practices, are based on the books and records of the Business and fairly present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The balance sheet of the Business as of December 31, 2012 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Business as of December 31, 2013 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date”.

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Section 3.5           Undisclosed Liabilities. Seller has no liabilities, obligations or commitments of any kind or nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise with respect to the Business, except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.6           Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been any event, occurrence, fact, condition or change that has had, or could reasonably be expected to have, individually or in the aggregate, a materially adverse effect on: (a) the results of operations, prospects, condition (financial or otherwise) or assets of the Business; or (b) the value of the Purchased Assets.

Section 3.7           Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.8           Condition and Sufficiency of Assets. Except as set forth in Schedule 3.8 attached hereto, the furniture, machinery, vehicles, equipment and other items of tangible personal property included in the Purchased Assets are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such furniture, machinery, vehicles, equipment and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted.

Section 3.9           Real Property. Seller does not own any real property that is used in or necessary for the conduct of the Business as currently conducted. Chardan Properties, LLC owns the Real Property (together with all buildings, fixtures, structures and improvements situated thereon and all easements, rights-of-way and other rights and privileges appurtenant thereto).

Section 3.10         Inventory. All inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories (“Inventory”), whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by Seller free and clear of all Encumbrances, and no Inventory is held on a consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of Seller.

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Section 3.11         Intellectual Property.

(a)          “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b)          Schedule 3.11(b) attached hereto lists all Intellectual Property included in the Purchased Assets (“Purchased IP”). Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. Seller’s prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or, to Seller’s knowledge, threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. To Seller’s knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.12         Contracts.

(a)          Schedule 3.12(a) attached below includes each contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture and all other agreements, commitments and legally binding arrangements, whether written or oral (the “Contracts”): (i) by which any of the Purchased Assets are bound or affected; or (ii) to which Seller is a party or by which Seller is bound in connection with the Business or the Purchased Assets.

(b)          Schedule 3.12(b) attached hereto lists each Contract included in the Purchased Assets and being assigned to and assumed by Buyer (the “Assigned Contracts”). Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to Seller’s knowledge, any other party thereto is in breach of or default under, or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract have been made available to Buyer. To Seller’s knowledge, there are no disputes pending or threatened under any Assigned Contract.

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Section 3.13         Accounts Receivable. All accounts or notes receivable held by Seller, and any security, claim, remedy or other right related to any of the foregoing (the “Accounts Receivable”), reflected on the Interim Balance Sheet and the Accounts Receivable arising after the date thereof: (a) have arisen from bona fide transactions entered into by Seller involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of Seller not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet, or, with respect to Accounts Receivable arising after the Interim Balance Sheet Date, on the accounting records of the Business, are collectible in full. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to Accounts Receivable arising after the Interim Balance Sheet Date, on the accounting records of the Business has been determined in accordance with past practice, subject to normal year-end adjustments..

Section 3.14         Insurance. Schedule 3.14 attached hereto sets forth: (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by Seller or its affiliates and relating to the Business, the Purchased Assets or the Assumed Liabilities (collectively, the “Insurance Policies”); and (b) with respect to the Business, the Purchased Assets or the Assumed Liabilities, a list of all pending claims and the claims history for Seller since January 1, 2009. There are no claims related to the Business, the Purchased Assets or the Assumed Liabilities pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights.

Section 3.15         Compliance With Laws. Seller has complied, and is now complying, in all material respects, with all applicable federal, state and local laws and regulations applicable to the conduct of the Business as currently conducted or ownership and use of the Purchased Assets.

Section 3.16         Permits. All permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from governmental authorities (the “Permits”) for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by Seller and are valid, in full force and effect and listed on Schedule 3.16 attached hereto. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

Section 3.17         Environmental Matters.

(a)          As used in herein:

(i)          “Environmental Claim” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any governmental authority (“Governmental Order”), Action (as defined in Section 3.21 below), lien, fine, penalty or, as to each of the forgoing, any settlement or judgment arising therefrom, by or from any person or entity (including any governmental authority) alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (A) the presence, Release of, or exposure to, any Hazardous Materials; or (B) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

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(ii)         “Environmental Law” means any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any governmental authority, and any Governmental Order or binding agreement with any governmental authority: (A) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (B) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

(iii)        “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

(iv)        “Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

(v)         “Hazardous Materials” means: (A) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (B) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

(vi)        “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

(b)          To Seller’s knowledge, the operations of Seller with respect to the Business, the Real Property and the Purchased Assets are currently and have been in compliance with all Environmental Laws. Seller has not received from any person or entity (including governmental authorities), with respect to the Business, the Real Property or the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Effective Date.

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(c)          To Seller’s knowledge, none of the Business, the Purchased Assets or the Real Property is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d)          To Seller’s knowledge, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business, the Purchased Assets, the Real Property, and Seller has not received an Environmental Notice that any of the Business, the Purchased Assets or the Real Property (including soils, groundwater, surface water, buildings and other structure located thereon) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller.

(e)          Schedule 3.17(e) attached hereto contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller and any predecessors in connection with the Business or the Purchased Assets as to which Seller may retain liability, and, to Seller’s knowledge, none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and Seller has not received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller.

Section 3.18         Employee Benefit Matters.

(a)          Schedule 3.18(a) attached hereto contains a true and complete list of each pension, benefit, retirement, compensation, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and the regulations promulgated thereunder, “ERISA”), whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Seller for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Seller has or may have any liability, or with respect to which Buyer or any of its affiliates would reasonably be expected to have any liability, contingent or otherwise (as listed on Section 3.18(a) attached hereto, each, a “Benefit Plan”).

(b)          Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Business to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; (iii) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; or (iv) result in “excess parachute payments” within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

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Section 3.19         Taxes. Except as set forth in Schedule 3.19 attached hereto:

(a)          All returns, declarations, reports, claims for refund, information returns or statements or other documents relating to taxes (meaning, without limitation, any federal, state, local, foreign or other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, real property, personal property, real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties), including any schedules or attachments thereto and amendments thereof (collectively, “Tax Returns”), required to be filed by Seller for any pre-Closing tax period (i.e., any taxable period ending on or before the Effective Date and, with respect to any taxable period beginning before and ending after the Effective Date, the portion of such taxable period ending on and including the Effective Date) have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b)          Seller has withheld and paid each tax required to have been withheld and paid prior to the Closing in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and, to Seller’s knowledge, complied with all information reporting and backup withholding provisions of applicable law.

(c)          Seller is not a party to any Action (as defined in Section 3.21 below) by any taxing authority. There are no pending or threatened Actions by any taxing authority against Seller.

(d)          There are no Encumbrances for taxes upon any of the Purchased Assets, nor is any taxing authority in the process of imposing any Encumbrances for taxes on any of the Purchased Assets (other than for current taxes not yet due and payable).

Section 3.20         Employment Matters. Schedule 3.20 attached hereto contains a list of all persons who are employees, independent contractors or consultants of the Business as of the date hereof, and sets forth for each such individual the following: (i) name; (ii) title or position; (iii) hire or start date; (iv) current annual base compensation rate; and (v) commission, bonus or other incentive-based compensation. As of the Effective Date, all compensation, including wages, commissions and bonuses payable to employees, independent contractors or consultants of the Business for services performed on or prior to the Effective Date have been paid in full and there are no outstanding agreements, understandings or commitments of Seller with respect to any compensation, commissions or bonuses.

Section 3.21         Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller: (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred or circumstance exists that may give rise to, or serve as a basis for, any such Action.

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Section 3.22         Customers and Suppliers.

(a)          Schedule 3.22(a) attached hereto sets forth a list of the five (5) largest customers of the Business, as measured by revenue, for each of fiscal year 2012 and 2013 (collectively, the “Material Customers”); and (ii) the amount of consideration paid by each Material Customer during such periods. Seller has not received any notice, and has no reason to believe, that any of the Material Customers has ceased, or intends to cease after the Closing, to use the goods or services of the Business or to otherwise terminate or materially reduce its relationship with the Business.

(b)          Schedule 3.22(b) attached hereto sets forth a list of the five (5) largest supplier of the Business, as measured by cost, for each of fiscal year 2012 and 2013 (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Seller has not received any notice, and has no reason to believe, that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.

Section 3.23         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any document to be delivered hereunder based upon arrangements made by or on behalf of Seller or Stockholder.

Section 3.24         Full Disclosure. No representation or warranty by Seller or Stockholder in this Agreement and no statement contained in the disclosure schedules attached to this Agreement or any certificate, instrument or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER AND UNIQUE

Buyer and Unique, jointly and severally, represent and warrant to Seller and Stockholder that the statements contained in this Article IV are true and correct as of the Effective Date. For purposes of this Article IV, “Buyer’s knowledge” and any similar phrase shall mean the actual knowledge of any director or officer of Buyer or the constructive knowledge of all facts, circumstances, conditions, and events that, after reasonable diligence in connection with the purchase of the Purchased Assets, should have been known by any director or officer of Buyer.

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Section 4.1           Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller and Stockholder) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.2           No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.3           Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstance exists that may give rise to, or serve as a basis for, any such Action.

Section 4.4           Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V
COVENANTS

Section 5.1           Confidentiality. From and after the Closing, Seller and Stockholder shall, and shall cause its and his respective affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective stockholders, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Seller or Stockholder can show that such information: (a) is generally available to and known by the public through no fault of Seller or Stockholder, any of its or his respective affiliates or their respective stockholders, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents; (b) is lawfully acquired by Seller or Stockholder, any of its or his respective affiliates or their respective stockholders, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation; or (c) is necessary to disclose for purposes of pursuing or defending any legal or administrative matter or filing reports or records with a governmental authority, including filing of Tax Returns. If Seller or Stockholder or any of its or his respective affiliates or their respective stockholders, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents are compelled to disclose any information by judicial or administrative process or by other requirements of law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed and shall cooperate with Buyer, at Buyer’s expense, so that Buyer may intervene and object to such disclosure or seek a protective order or other appropriate protection.

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Section 5.2           Public Announcements. Unless otherwise required by applicable law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.3           Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.4           Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI
INDEMNIFICATION

Section 6.1           Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Effective Date; provided, that the representations and warranties in Section 3.1, 3.2, 3.3, 3.7, 3.23, 4.1, 4.2 and 4.4 shall survive indefinitely and the representations and warranties in Sections 3.17 and 3.19 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days (all of the representations and warranties referred to in this proviso, the “Fundamental Representations”). All covenants and agreements of the parties contained herein shall survive for the period explicitly specified therein or, if no period is specified, until the covenant or agreement is fully performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

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Section 6.2           Indemnification By Seller and Stockholder. Subject to the other terms and conditions of this Article VI, Seller and Stockholder, jointly and severally, shall indemnify and defend Buyer, Unique and their respective affiliates and all of the respective foregoing’s stockholders, owners, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers) (“Losses”) incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of Seller or Stockholder contained in this Agreement or any certificate, instrument or other document to be delivered hereunder (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or Stockholder pursuant to this Agreement or any certificate, instrument or other document to be delivered hereunder;

(c)          any Excluded Asset or Excluded Liability;

(d)          the assertion or commencement of any Action made or brought by any person or entity who is not a Buyer Indemnitee based upon, resulting from or arising out of (i) the business, operations, properties, assets or obligations of Seller or any of its affiliates (other than the Purchased Assets or Assumed Liabilities) conducted, existing or arising on or prior to the Effective Date, or (ii) failure to comply with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 6.3           Indemnification By Buyer and Unique. Subject to the other terms and conditions of this Article VI, Buyer and Unique, jointly and severally, shall indemnify and defend Seller and its affiliates, Stockholder and its affiliates and each of their respective stockholders, owners directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any certificate, instrument or other document to be delivered hereunder (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)          any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any certificate, instrument or other document to be delivered hereunder;

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(c)          any Assumed Liability; or

(d)          the ownership of the Purchased Assets or the operation of the Business after the Closing Date, except to the extent arising from an Excluded Asset or an Excluded Liability indemnified by Seller and Stockholder pursuant to Section 6.2(c).

Section 6.4           Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed)

Section 6.5           Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.6           Effect of Investigation. Buyer’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller and Stockholder contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 6.7           Limitations on Indemnification.

(a)          Absent fraud, the indemnification provided for in this Article VI shall be the sole and exclusive post-Closing remedy available to any party against the other parties for any Losses arising under or based upon this Agreement or the transactions contemplated hereby.

(b)          Absent fraud, no party hereto will be entitled to receive from any other party hereto punitive, incidental, special or consequential damages as a result of Losses hereunder; provided, however that this limitation shall not apply with respect to any Losses that arise from a claim involving a third party proceeding to the extent punitive, incidental, special or consequential damages are claimed by such third party.

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(c)          For the purposes of the indemnification provisions set forth in this Article VI, any Losses shall be determined on a net basis after giving effect to any actual cash payments, setoffs, recoupment, or any other payments in each case received, realized, or retained by the Indemnified Party (including any amounts recovered by the Indemnified Party from unaffiliated third party insurance providers) as a result of any event giving rise to a claim for such indemnification.

(d)          Absent fraud, the parties hereby agree to the following limitations on their respective indemnification covenants set forth in this Article VI:

(i)          no Indemnifying Party shall be obligated to defend, indemnify, hold harmless, or pay under an indemnification obligation under this Article VI until the aggregate Losses of the Indemnified Party exceeds $10,000; provided, however, to the extent any such Losses do exceed $10,000, such Indemnified Party’s indemnification entitlement shall include such initial $10,000; and

(ii)         except in the case of a breach of a Fundamental Representation(s) or a Covenant Breach(es), the indemnification obligations of an Indemnifying Party to all of its or his Indemnified Parties, collectively, under this Article VI shall not exceed, in the aggregate, $1,000,000. In the case of a breach of a Fundamental Representation(s) and/or a Covenant Breach(es), the indemnification obligations of an Indemnifying Party to all of its or his Indemnified Parties, collectively, under this Article VI shall not exceed, in the aggregate, $1,500,000. As used herein, a “Covenant Breach” means a breach of Section 5.1 of this Agreement or a breach of the Non-Competition Agreement. For the avoidance of doubt, it is understood and agreed by the parties that the $1,000,000 and $1,500,000 limitations on liability set forth in this paragraph are not mutually exclusive and that, except for fraud, the aggregate indemnification obligations of an Indemnifying Party to all of its or his Indemnified Parties, collectively, under this Article VI shall not exceed $1,500,000 (i.e., and not $2,500,000). For this purpose, Seller and Stockholder shall be deemed one “Indemnifying Party” and Unique and Buyer shall be deemed one “Indemnifying Party”.

(e)          Except to the extent that indemnifiable Losses of any Buyer Indemnitees are paid or payable to third party claimants, the Buyer Indemnitees shall first setoff indemnifiable Losses against amounts owed by Buyer pursuant to the Promissory Note before seeking monetary payment from Seller or Stockholder.

ARTICLE VII
MISCELLANEOUS

Section 7.1           Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.2           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.2):

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If to Buyer:	Unique-Chardan, Inc.
c/o Unique Fabricating Incorporated
Standard Parkway
Auburn Hills, MI 48326
E-mail: JWeinhardt@uniquefab.com
Attention: Mr. John Weinhardt

with a copy to:	Taglich Private Equity LLC
275 Madison Avenue, Suite 1618
New York, NY 10016
E-mail: richard@baum.com
Attention: Mr. Richard L. Baum, Jr.

and with a copy to:	Sills Cummis & Gross P.C.
One Riverfront Plaza
Newark, New Jersey 07102
E-mail: irosenberg@sillscummis.com
Attention: Ira A. Rosenberg, Esq.

If to Unique:	Unique Fabricating Incorporated
Standard Parkway
Auburn Hills, MI 48326
E-mail: JWeinhardt@uniquefab.com
Attention: Mr. John Weinhardt

with a copy to:	Taglich Private Equity LLC
275 Madison Avenue, Suite 1618
New York, NY 10016
E-mail: richard@baum.com
Attention: Mr. Richard L. Baum, Jr.

and with a copy to:	Sills Cummis & Gross P.C.
One Riverfront Plaza
Newark, New Jersey 07102
E-mail: irosenberg@sillscummis.com
Attention: Ira A. Rosenberg, Esq.

If to Seller:	Chardan, Corp.
207 Club Villas Drive West
Aiken, South Carolina 29803
E-mail: d.johns@bex.net
Attention: Mr. Daniel M. Johns

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with a copy to:	Eastman & Smith Ltd.
One SeaGate, 24th Floor
Toledo, Ohio 43604
E-mail: jbliebenthal@eastmansmith.com
Attention: Jon B. Liebenthal, Esq.

If to Stockholder:	Mr. Daniel M. Johns
207 Club Villas Drive West
Aiken, South Carolina 29803
E-mail: d.johns@bex.net

with a copy to:	Eastman & Smith Ltd.
One SeaGate, 24th Floor
Toledo, Ohio 43604
E-mail: jbliebenthal@eastmansmith.com
Attention: Jon B. Liebenthal, Esq.

Section 7.3           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.4           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.5           Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the disclosure schedules attached hereto (other than an exception expressly set forth as such therein), the statements in the body of this Agreement will control.

Section 7.6           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.7           No Third-Party Beneficiaries. Except as provided in Article VI above, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 7.8           Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.9           Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction).

Section 7.11         Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Michigan in each case located in the County of Oakland, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.12         Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.13         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

UNIQUE-CHARDAN, INC.

By:

Name: John Weinhardt
Title: President

UNIQUE FABRICATING INCORPORATED

By:

Name: John Weinhardt
Title: President and Chief Executive Officer

CHARDAN, CORP.

By:

Name: Daniel M. Johns
Title: President

STOCKHOLDER:

Daniel M. Johns

[Signature Page to Asset Purchase Agreement]